    As filed with the Securities and Exchange Commission on February 8, 1999
                                                      Registration No. 333-71939
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                AMENDMENT NO. 1
                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                     4899                   65-0723837
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
       jurisdiction       Classification Code Number)   Identification No.)
   of incorporation or
      organization)

                             116 Huntington Avenue
                          Boston, Massachusetts 02116
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                STEVEN B. DODGE
                           American Tower Corporation
                             116 Huntington Avenue
                          Boston, Massachusetts 02116
                                 (617) 375-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

         Copy to:                                Copy to:
  NORMAN A. BIKALES, ESQ.                JOHN T. BOSTELMAN, ESQ.
 Sullivan & Worcester LLP                  Sullivan & Cromwell
  One Post Office Square                     125 Broad Street
Boston, Massachusetts 02109              New York, New York 10004

                                ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           AMERICAN TOWER CORPORATION
                       REGISTRATION STATEMENT ON FORM S-1

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

       Securities and Exchange Commission fee......................... $  3,549
       New York Stock Exchange annual fee.............................    5,000
       New York Stock Exchange listing fee............................    5,000
       NASD Review fee................................................    1,776
       Printing and engraving fees....................................   10,000
       Accountants' fees and expenses.................................   50,000
       Legal fees and expenses........................................   50,000
       Miscellaneous..................................................   10,675
                                                                       --------
       Total.......................................................... $136,000
                                                                       ========

  The expenses shall be borne by the Selling Stockholder.

Item 14. Indemnification of Directors and Officers.

  Section 145 of the DGCL provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of ATC may and, in certain cases, must be indemnified by ATC against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ATC and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to ATC, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

  Article XII of ATC's By-Laws provides that ATC shall indemnify each person who is or was an officer or director of ATC to the fullest extent permitted by
Section 145 of the DGCL.

  Article Sixth of ATC's Restated Certificate states than no director of ATC shall be personally liable to ATC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) breach of the director's duty of loyalty to ATC or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) liability under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases, or (iv) any transaction from which the director derived an improper personal benefit.

Item 15. Recent Sales of Unregistered Securities.

  Pursuant to that certain American Tower Systems Corporation Stock Purchase Agreement, dated as of January 8, 1998, by and among ATC and the Purchasers thereto, ATC consummated an equity financing involving the issuance of an aggregate of 1,350,050 shares of Class A Common Stock, 4,649,950 shares of Class B Common Stock and 2,000,000 shares of Class C Common Stock, each at $10.00 per share, in exchange for $30.6 million in cash and $49.4 million of notes secured by common stock of American Radio Systems Corporation having a market value of not less than 175% of the principal amount and accrued and unpaid interest on such notes.

  Pursuant to that certain Agreement and Plan of Merger, dated as of November 21, 1997, as amended, by and among ATC, American Tower Systems, Inc., a Delaware corporation (now known as American Towers,

Inc., "ATI"), Gearon & Co., Inc., a Georgia corporation ("Gearon") and J. Michael Gearon, Jr., pursuant to which Gearon was merged with and into ATI, with ATI as the surviving corporation, in January 1998 ATC issued an aggregate of 5,333,333 shares of Class A Common Stock and paid approximately $32.0 million in cash or assumed liabilities for an aggregate agreed upon consideration of approximately $80.0 million.

  On June 4, 1998, ATC issued in a private placement to institutional investors 300,000 shares of Series A Pay-In-Kind Preferred Stock, $1,000 liquidation preference per share, ("Interim Preferred Stock") pursuant to the Interim Financing Agreement.

  Pursuant to the certain Agreement and Plan of Merger, dated as of April 14, 1998, by and among ATC, ATI, Intracoastal Broadcasting, Inc. ("Intracoastal") and the stockholders of Intracoastal, pursuant to which Intracoastal was merged with and into ATI, with ATI as the surviving corporation, in June 1998, ATC issued an aggregate of 720,000 shares of Class A Common Stock and issued its non-recourse note in the principal amount of approximately $12.0 million in exchange for a broadcasting tower and notes in an aggregate principal amount equal to the principal amount of the ATC note.

  Pursuant to the certain agreement and Plan of Merger, dated as of October 16, 1998, by and among ATC, ATI and Wauka Communications, Inc. ("Wauka"), pursuant to which Wauka was merged with and into ATI, with ATI as the surviving corporation, in October 1998, ATC issued an aggregate of 1,430,881 shares of Class A Common Stock as part of the consideration in the merger.

  On February 4, 1999, ATC privately sold to Credit Suisse First Boston Corporation 500,000 shares of Class A Common Stock at $26.31 per share, the closing price of the Class A Common Stock on the NYSE on such date. In connection with such sale, Credit Suisse First Boston Corporation was granted certain registration rights.

  All of the shares referred to in the foregoing paragraphs were issued by ATC in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Each holder represented that it was acquiring its shares for investment purposes and not with a view to distribution within the meaning of the Securities Act. The stock certificates issued to all such holders bore restrictive legends. No commission or other remuneration will be paid or given by ATC directly or indirectly in connection with any of the foregoing transactions.

Item 16. Exhibits and Financial Statement Schedules.

  Listed below are the exhibits which are filed as part of this registration statement (according to the number assigned to them in Item 601 of Regulation S-K). Each exhibit marked by a (*) is incorporated by reference to ATC's Registration Statement on Form S-4 (File No. 333-46025) filed on February 10, 1998. Each exhibit marked by a (+) is incorporated by reference to ATC's Registration Statement on Form S-1 (File No. 333-50111) filed on May 8, 1998. Each exhibit marked by a (++) is incorporated by reference to the filing of Amendment No. 2 to ATC's Registration Statement on Form S-1 (No. 333-52481) filed on June 30, 1998. Each exhibit marked by a (**) is incorporated by reference to the filing of ATC's Current Report on Form 8-K filed on November 30, 1998. Each exhibit marked by a (***) is incorporated by reference to the filing of ATC's Current Report on Form 8-K filed on January 8, 1999. Exhibit numbers in parenthesis refer to the exhibit number in the applicable filing. Each exhibit marked by a (+++) is incorporated by reference to ATC's Registration Statement on Form S-4 (File No. 333-76083) filed on January 15, 1999. Each Exhibit marked by a (++++) is incorporated by reference from Registration Statement (333-70881) on January 21, 1999. Each exhibit marked by a (****) is incorporated by reference to the filing of Amendment No. 1 to ATC's Registration Statement on Form S-1 (File No. 333-70881) filed on February 3, 1999. Each Exhibit marked by a (+) is incorporated by reference from the initial filing of this Registration Statement (No. 333-71939) on February 5, 1999.

 Exhibit                                                        Exhibit  File
   No.                  Description of Document                      No.
 -------                -----------------------                 --------------
  2.1     Agreement and Plan of Merger, dated as of November
           21, 1997, by and among American Tower Systems
           Corporation ("ATS"), American Tower Systems, Inc.,
           a Delaware corporation ("ATSI"), Gearon & Co.,
           Inc., a Georgia corporation ("Gearon") and J.
           Michael Gearon, Jr. (the "Gearon Stockholder").
           (Schedules and Exhibits omitted)..................   (*2.1)
  2.2     Amendment No. 1 to Agreement and Plan of Merger,
           dated as of January 22, 1998, among ATS, American
           Tower Systems (Delaware), Inc., a Delaware
           corporation (formerly known as American Tower
           Systems, Inc.), Gearon and the Gearon
           Stockholder.......................................   (*2.2)
  2.3     Agreement and Plan of Merger, dated as of December
           12, 1997, by and among ATS and American Tower
           Corporation, a Delaware corporation. (Schedules
           and Exhibits omitted).............................   (*2.3)
  2.4     Agreement and Plan of Merger, dated as of November
           16, 1998, by and among ATC, American Towers, Inc.,
           a wholly owned subsidiary of ATC and a Delaware
           corporation ("ATI"), and OmniAmerica, Inc., a
           Delaware corporation (Schedules and Exhibits
           omitted)..........................................   (**2.1)
  2.5     Agreement and Plan of Merger, dated as of November
           16, 1998, by and among ATC, ATI and TeleCom
           Towers, L.L.C., a Delaware limited liability
           company ("TeleCom") (Schedules and Exhibits
           omitted)..........................................   (**2.2)
  2.6     Amended and Restated Agreement and Plan of Merger,
           dated as of December 18, 1998, by and among ATC,
           ATI, ATC Merger Corporation, a Delaware
           corporation ("ATMC"), and TeleCom (Schedules and
           Exhibits omitted) ................................   (***2.1)
  2.7     Amendment to the Amended and Restated Agreement and
           Plan of Merger, dated as of December 23, 1998, by
           and among ATC, ATI, ATMC, and TeleCom.............   (***2.2)
  3(i).1  Restated Certificate of Incorporation of ATC, as
           filed with the Secretary of State of the State of
           Delaware on June 5, 1998..........................   (++3(i).1)
  3(i).2  Certificate of Designation relating to Exchange
           Pay-In-Kind Preferred Stock as filed with the
           Secretary of State of the State of Delaware on
           June 4, 1998......................................   (++3(i).2)
  3(i).3  Certificate of Designation relating to Series A
           Redeemable Pay-In-Kind Preferred Stock, as filed
           with the Secretary of State of the State of
           Delaware on June 4, 1998..........................   (++3(i).3)
  3(ii).1 By-Laws of ATC.....................................   (++3(ii).1)
  5       Opinion of Sullivan & Worcester LLP................   Filed herewith
                                                                as Exhibit 5
 10.1     Parent Loan Agreement, dated as of June 16, 1998,
           by and among ATC, Toronto Dominion (Texas), Inc.,
           as Administrative Agent, and the Lenders parties
           thereto (the "Parent Loan Agreement").............   (++10.1)
 10.1A    First Amendment to the Parent Loan Agreement, dated
           as of October 30, 1998, by and among ATC, Toronto
           Dominion (Texas), Inc., as Administrative Agent,
           and the Lenders Parties thereo....................   (+++10.1A)

 Exhibit                                                        Exhibit  File
   No.                  Description of Document                      No.
 -------                -----------------------                 --------------
 10.2A   ATS Facility A Loan Agreement, dated as of June 16,
          1998 among American Tower Systems, L.P. ("ATSLP")
          and ATSI, as borrowers, and Toronto Dominion
          (Texas), Inc., as Administrative Agent, and the
          Banks parties thereto (the "Facility A Loan
          Agreement")........................................   (++10.2A)
 10.2B   ATS Facility B Loan Agreement, dated as of June 16,
          1998, by and among ATSLP and ATSI, as borrowers,
          and Toronto Dominion (Texas), Inc., and the Banks
          parties thereto (the "Facility B Loan Agreement")..   (++10.2B)
 10.3    First Amendment to the ATS Facility A Loan
          Agreement, dated as of October 30, 1998 among ATSLP
          and ATI, as borrowers, and Toronto Dominion
          (Texas), Inc., as Administrative Agent, and the
          Banks parties thereto..............................   (+++10.3)
 10.3A   Second Amendment to the ATS Facility A Loan
          Agreement, dated February 8, 1999, among ATSLP and
          ATI, as borrowers, and Toronto Dominion (Texas),      Filed herewith
          Inc., as Administrative Agent, and the Banks          as Exhibit
          parties thereto....................................   10.3A
 10.4    First Amendment to the ATS Facility B Loan
          Agreement, dated as of October 30, 1998 among ATSLP
          and ATI, as borrowers, and Toronto Dominion
          (Texas), Inc., as Administrative Agent, and the
          Banks parties thereto..............................   (+++10.4)
 10.4A   Second Amendment to the ATS Facility B Loan
          Agreement, dated February 8, 1997, among ATSLP and
          ATI, as borrowers, and Toronto Dominion (Texas),      Filed herewith
          Inc., as Administrative Agent, and the Banks          as Exhibit
          parties thereto....................................   10.4A
 10.5    Asset Purchase Agreement, dated as of February 5,
          1997, by and between ATSI and Meridian Radio Sites,
          a California general partnership ("Meridian
          Radio"). (Schedules and Exhibits omitted)..........   (*10.5)
 10.6    First Amendment to Asset Purchase Agreement, dated
          as of February 10, 1997, by and between ATSI and
          Meridian Radio.....................................   (*10.6)
 10.7    Second Amendment to Asset Purchase Agreement, dated
          as of June 24, 1997, by and between ATSI and
          Meridian Radio.....................................   (*10.7)
 10.8    Asset Purchase Agreement, dated as of February 5,
          1997, by and between ATSI and Meridian Sales and
          Services Company, a California corporation
          ("Meridian Sales"). (Schedules and Exhibits
          omitted)...........................................   (*10.8)
 10.9    First Amendment to Asset Purchase Agreement, dated
          as of February 10, 1997, by and between ATSI and
          Meridian Sales.....................................   (*10.9)
 10.10   Second Amendment to Asset Purchase Agreement, dated
          as of June 24, 1997, by and between ATSI and
          Meridian Sales.....................................   (*10.10)
 10.11   Asset Purchase Agreement, dated as of February 5,
          1997, by and between ATSI and Meridian
          Communications North, a California general
          partnership ("Meridian North"). (Schedules and
          Exhibits omitted)..................................   (*10.11)
 10.12   First Amendment to Asset Purchase Agreement, dated
          as of February 10, 1997, by and between ATSI and
          Meridian North.....................................   (*10.12)
 10.13   Second Amendment to Asset Purchase Agreement, dated
          as of June 24, 1997, by and between ATSI and
          Meridian North.....................................   (*10.13)
 10.14   Asset Purchase Agreement, dated as of July 8, 1997,
          by and between ATSI and Diablo Communications,
          Inc., a California corporation. (Schedules and
          Exhibits omitted)..................................   (*10.20)
 10.15   Asset Purchase Agreement, dated as of July 8, 1997,
          by and between ATSI and Diablo Communications of
          Southern California, Inc., a California
          corporation. (Schedules and Exhibits omitted)......   (*10.21)
 10.16   Asset Purchase Agreement, dated as of July 8, 1997,
          by and between ATS and Suburban Cable T.V. Co......   (*10.22)

 Exhibit                                                        Exhibit  File
   No.                  Description of Document                      No.
 -------                -----------------------                 --------------
 10.17   Stock Purchase Agreement, date as of September 30,
          1997, by and between ATSI, OPM-USA-INC., a Florida
          corporation ("OPM"), and the Stockholders of OPM.
          (Schedules and Exhibits omitted)...................   (*10.24)
 10.18   Asset Purchase Agreement, dated as of October 4,
          1997, by and between ATSI and Tucson Communications
          Company, L.P., a California limited partnership.
          (Schedules and Exhibits omitted)...................   (*10.25)
 10.19   American Tower Systems Corporation 1997 Stock Option
          Plan, dated as of November 5, 1997, as amended and
          restated on April 28, 1998.........................   (+10.26)
 10.20   American Tower Systems Corporation Stock Purchase
          Agreement, dated as of January 8, 1998, by and
          among ATS and the Purchasers.......................   (*10.27)
 10.21   Employment Agreement, dated as of January 22, 1988,
          by and between ATSI and J. Michael Gearon, Jr......   (*10.28)
 10.22   Letter of Agreement, dated as of April 13, 1998, by
          and between ATC and Douglas Wiest..................   (+++10.22)
 10.23   ARS-ATS Separation Agreement, dated as of June 4,
          1998 by and among American Radio Systems
          Corporation, a Delaware Corporation, ATS, and CBS
          Corporation........................................   (++10.30)
 10.24   Registration Rights Agreement, dated as of January
          22, 1998, by and among ATC and each of the Parties    Incorporated
          named therein......................................   by reference
                                                                to Exhibit
                                                                10.3 from the
                                                                Company's
                                                                Quarterly
                                                                Report on Form
                                                                10-Q (File No.
                                                                001-14194)
                                                                dated August
                                                                14, 1998
 10.24A     Amendment to Registration Rights Agreement, dated   Filed herewith
         February 4, 1999....................................   as Exhibit
                                                                10.24A
 10.25   Stock Purchase Agreement, dated as of February 4,
          1999, by and between ATC and Credit Suisse First      Filed herewith
          Boston Corporation.................................   as Exhibit
                                                                10.25
 10.26   Registration Rights Agreement, dated as of February
          4, 1999, by and among ATC and Credit Suisse First     Filed herewith
          Boston Corporation.................................   as Exhibit
                                                                10.26
 21      Subsidiaries of ATC.................................   (+++21)
 23.0    Consent of Sullivan & Worcester LLP.................   Contained in
                                                                the opinion of
                                                                Sullivan &
                                                                Worcester LLP
                                                                filed as part
                                                                of Exhibit 5
                                                                (+)
 23.1    Independent Auditors' Consent--Deloitte & Touche       Exhibit 23.1
          LLP................................................   (+)
 23.2    Consent of Pressman Ciocca Smith LLP................   Exhibit 23.2
                                                                (+)
 23.3    Consent of Rooney, Ida, Nolt & Ahern................   Exhibit 23.3
                                                                (+)
 23.4    Consent of Ernst & Young LLP........................   Exhibit 23.4
                                                                (+)

 Exhibit                                                         Exhibit  File
   No.                   Description of Document                      No.
 -------                 -----------------------                 --------------
 23.5    Consent of KPMG LLP ..................................  Exhibit 23.5
                                                                 (+)
 23.6    Consent of Bill Mitts, Inc............................  Exhibit 23.6
                                                                 (+)
 23.7    Consent of Arthur Andersen LLP........................  Exhibit 23.7
                                                                 (+)
 23.8    Consent of Gollob, Morgan, Peddy & Co., P.C...........  Exhibit 23.8
                                                                 (+)
 23.9    Consent of KPMG LLP...................................  Exhibit 23.9
                                                                 (+)
 23.10   Consent of Ernst & Young LLP..........................  Exhibit 23.10
                                                                 (+)
 23.11   Consent of KPMG LLP...................................  Exhibit 23.11
                                                                 (+)
 24      Power of Attorney.....................................  Filed as page
                                                                 II-7 of the
                                                                 Registration
                                                                 Statement (+)
 99.1    Consent of Director Nominee, Jack D. Furst............  Exhibit 99.1
                                                                 (+)
 99.2    Consent of Director Nominee, Dean H. Eisner...........  Exhibit 99.2
                                                                 (+)

Item 17. Undertakings.

  The undersigned registrant hereby undertakes that:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 8th day of February, 1999.

                                          AMERICAN TOWER CORPORATION

                                          By: /s/ Steven B. Dodge *
                                          -------------------------------------
                                                     Steven B. Dodge
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                          Officer

             Signature                           Title                   Date
             ---------                           -----                   ----
       /s/ Steven B. Dodge *         Chairman, President, Chief    February 8, 1999
____________________________________  Executive Officer and
          Steven B. Dodge             Director
        /s/ Joseph L. Winn *         Chief Financial Officer and   February 8, 1999
____________________________________  Treasurer
           Joseph L. Winn
      /s/ Justin D. Benincasa        Vice President and Corporate  February 8, 1999
____________________________________  Controller
        Justin D. Benincasa
individually and as attorney-in-fact

         /s/ Alan L. Box *           Executive Vice President and  February 8, 1999
____________________________________  Director
            Alan L. Box

                                     Director                      February 8, 1999
____________________________________
         Arnold L. Chavkin

    /s/ J. Michael Gearon, Jr. *     Executive Vice President and  February 8, 1999
____________________________________  Director
       J. Michael Gearon Jr.

                                     Director                      February 8, 1999
____________________________________
            Randall Mays


         /s/ Fred Lummis *           Director                      February 8, 1999
____________________________________
            Fred Lummis

       /s/ Thomas H. Stoner *        Director                      February 8, 1999
____________________________________
          Thomas H. Stoner

                                     Director                      February 8, 1999
____________________________________
         Maggie Wilderotter

                                                                     SCHEDULE II

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

       Period from July 17, 1995 (Incorporation) to December 31, 1995 and the Years Ended December 31, 1996 and 1997

                            Column A   Column B  Column C  Column D   Column E
                           ---------- ---------- -------- ---------- ----------
                           Balance at Charged to Charged             Balance at
                           Beginning   Cost and  to Other              End of
       Description         of Period   Expenses  Accounts Deductions   Period
       -----------         ---------- ---------- -------- ---------- ----------
Allowance for Doubtful
 Accounts:
 Period from July 17,
  1995 to December 31,
  1995...................   $   --     $    --     $--     $   --     $    --
 Year Ended December 31,
  1996...................   $   --     $ 47,044    $--     $   --     $ 47,044
 Year Ended December 31,
  1997...................   $47,044    $124,350    $--     $46,310    $125,084

                                 EXHIBIT INDEX

  Listed below are the exhibits which are filed as part of this registration statement (according to the number assigned to them in Item 601 of Regulation S-K). Each exhibit marked by a (*) is incorporated by reference to ATC's Registration Statement on Form S-4 (File No. 333-46025) filed on February 10, 1998. Each exhibit marked by a (+) is incorporated by reference to ATC's Registration Statement on Form S-1 (File No. 333-50111) filed on May 8, 1998. Each exhibit marked by a (++) is incorporated by reference to the filing of Amendment No. 2 to ATC's Registration Statement on Form S-1 (No. 333-52481) filed on June 30, 1998. Each exhibit marked by a (**) is incorporated by reference to the filing of ATC's Current Report on Form 8-K filed on November 30, 1998. Each exhibit marked by a (***) is incorporated by reference to the filing of ATC's Current Report on Form 8-K filed on January 8, 1999. Exhibit numbers in parenthesis refer to the exhibit number in the applicable filing. Each exhibit marked by a (+++) is incorporated by reference to ATC's Registration Statement on Form S-4 (File No. 333-76083) filed on January 15, 1999. Each Exhibit marked by a (++++) is incorporated by reference from Registration Statement (333-70881) on January 21, 1999. Each exhibit marked by a (****) is incorporated by reference to the filing of Amendment No. 1 to ATC's Registration Statement on Form S-1 (File No. 333-70881) filed on February 3, 1999. Each exhibit marked by a (+) is incorporated by reference from the initial filing of this Registration Statement (No. 333-71939) on February 5, 1999.

 Exhibit                                                         Exhibit  File
   No.                  Description of Document                       No.
 -------                -----------------------                  --------------
  2.1    Agreement and Plan of Merger, dated as of November
          21, 1997, by and among American Tower Systems
          Corporation ("ATS"), American Tower Systems, Inc., a
          Delaware corporation ("ATSI"), Gearon & Co., Inc., a
          Georgia corporation ("Gearon") and J. Michael
          Gearon, Jr. (the "Gearon Stockholder"). (Schedules
          and Exhibits omitted)...............................   (*2.1)
  2.2    Amendment No. 1 to Agreement and Plan of Merger,
          dated as of January 22, 1998, among ATS, American
          Tower Systems (Delaware), Inc., a Delaware
          corporation (formerly known as American Tower
          Systems, Inc.), Gearon and the Gearon Stockholder...   (*2.2)
  2.3    Agreement and Plan of Merger, dated as of December
          12, 1997, by and among ATS and American Tower
          Corporation, a Delaware corporation. (Schedules and
          Exhibits omitted)...................................   (*2.3)
  2.4    Agreement and Plan of Merger, dated as of November
          16, 1998, by and among ATC, American Towers, Inc., a
          wholly owned subsidiary of ATC and a Delaware
          corporation ("ATI"), and OmniAmerica, Inc., a
          Delaware corporation (Schedules and Exhibits
          omitted)............................................   (**2.1)
  2.5    Agreement and Plan of Merger, dated as of November
          16, 1998, by and among ATC, ATI and TeleCom Towers,
          L.L.C., a Delaware limited liability company
          ("TeleCom") (Schedules and Exhibits omitted)........   (**2.2)
  2.6    Amended and Restated Agreement and Plan of Merger,
          dated as of December 18, 1998, by and among ATC,
          ATI, ATC Merger Corporation, a Delaware corporation
          ("ATMC"), and TeleCom (Schedules and Exhibits
          omitted) ...........................................   (***2.1)
  2.7    Amendment to the Amended and Restated Agreement and
          Plan of Merger, dated as of December 23, 1998, by
          and among ATC, ATI, ATMC, and TeleCom...............   (***2.2)
  3(i).1 Restated Certificate of Incorporation of ATC, as
          filed with the Secretary of State of the State of
          Delaware on June 5, 1998............................   (++3(i).1)
  3(i).2 Certificate of Designation relating to Exchange Pay-
          In-Kind Preferred Stock as filed with the Secretary
          of State of the State of Delaware on June 4, 1998...   (++3(i).2)
  3(i).3 Certificate of Designation relating to Series A
          Redeemable Pay-In-Kind Preferred Stock, as filed
          with the Secretary of State of the State of Delaware
          on June 4, 1998.....................................   (++3(i).3)
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
 Exhibit                                                         Exhibit  File
   No.                   Description of Document                      No.
 -------                 -----------------------                 --------------
  3(ii).1 By-Laws of ATC......................................   (++3(ii).1)
  5       Opinion of Sullivan & Worcester LLP.................   Filed herewith
                                                                 as Exhibit 5
 10.1     Parent Loan Agreement, dated as of June 16, 1998, by
           and among ATC, Toronto Dominion (Texas), Inc., as
           Administrative Agent, and the Lenders parties
           thereto (the "Parent Loan Agreement")..............   (++10.1)
 10.1A    First Amendment to the Parent Loan Agreement, dated
           as of October 30, 1998, by and among ATC, Toronto
           Dominion (Texas), Inc., as Administrative Agent,
           and the Lenders Parties thereo.....................   (+++10.1A)
 10.2A    ATS Facility A Loan Agreement, dated as of June 16,
           1998 among American Tower Systems, L.P. ("ATSLP")
           and ATSI, as borrowers, and Toronto Dominion
           (Texas), Inc., as Administrative Agent, and the
           Banks parties thereto (the "Facility A Loan
           Agreement")........................................   (++10.2A)
 10.2B    ATS Facility B Loan Agreement, dated as of June 16,
           1998, by and among ATSLP and ATSI, as borrowers,
           and Toronto Dominion (Texas), Inc., and the Banks
           parties thereto (the "Facility B Loan Agreement")..   (++10.2B)
 10.3     First Amendment to the ATS Facility A Loan
           Agreement, dated as of October 30, 1998 among ATSLP
           and ATI, as borrowers, and Toronto Dominion
           (Texas), Inc., as Administrative Agent, and the
           Banks parties thereto..............................   (+++10.3)
 10.3A    Second Amendment to the ATS Facility A Loan
           Agreement, dated February 8, 1999, among ATSLP and
           ATI, as borrowers and Toronto Dominion (Texas),       Filed herewith
           Inc., as Administrative Agent, and the Banks          as Exhibit
           parties thereto....................................   10.3A
 10.4     First Amendment to the ATS Facility B Loan
           Agreement, dated as of October 30, 1998 among ATSLP
           and ATI, as borrowers, and Toronto Dominion
           (Texas), Inc., as Administrative Agent, and the
           Banks parties thereto..............................   (+++10.4)
 10.4A    Second Amendment to the ATS Facility B Loan
           Agreement, dated February 8, 1997, among ATSLP and
           ATI, as borrowers, and Toronto Dominion (Texas),      Filed herewith
           Inc., as Administrative Agent, and the Banks          as Exhibit
           parties thereto ...................................   10.4A
 10.5     Asset Purchase Agreement, dated as of February 5,
           1997, by and between ATSI and Meridian Radio Sites,
           a California general partnership ("Meridian
           Radio"). (Schedules and Exhibits omitted)..........   (*10.5)
 10.6     First Amendment to Asset Purchase Agreement, dated
           as of February 10, 1997, by and between ATSI and
           Meridian Radio.....................................   (*10.6)
 10.7     Second Amendment to Asset Purchase Agreement, dated
           as of June 24, 1997, by and between ATSI and
           Meridian Radio.....................................   (*10.7)
 10.8     Asset Purchase Agreement, dated as of February 5,
           1997, by and between ATSI and Meridian Sales and
           Services Company, a California corporation
           ("Meridian Sales"). (Schedules and Exhibits
           omitted)...........................................   (*10.8)
 10.9     First Amendment to Asset Purchase Agreement, dated
           as of February 10, 1997, by and between ATSI and
           Meridian Sales.....................................   (*10.9)
 10.10    Second Amendment to Asset Purchase Agreement, dated
           as of June 24, 1997, by and between ATSI and
           Meridian Sales.....................................   (*10.10)
 10.11    Asset Purchase Agreement, dated as of February 5,
           1997, by and between ATSI and Meridian
           Communications North, a California general
           partnership ("Meridian North"). (Schedules and
           Exhibits omitted)..................................   (*10.11)

 Exhibit                                                         Exhibit  File
   No.                  Description of Document                       No.
 -------                -----------------------                  --------------
 10.12   First Amendment to Asset Purchase Agreement, dated as
          of February 10, 1997, by and between ATSI and
          Meridian North......................................   (*10.12)
 10.13   Second Amendment to Asset Purchase Agreement, dated
          as of June 24, 1997, by and between ATSI and
          Meridian North......................................   (*10.13)
 10.14   Asset Purchase Agreement, dated as of July 8, 1997,
          by and between ATSI and Diablo Communications, Inc.,
          a California corporation. (Schedules and Exhibits
          omitted)............................................   (*10.20)
 10.15   Asset Purchase Agreement, dated as of July 8, 1997,
          by and between ATSI and Diablo Communications of
          Southern California, Inc., a California corporation.
          (Schedules and Exhibits omitted)....................   (*10.21)
 10.16   Asset Purchase Agreement, dated as of July 8, 1997,
          by and between ATS and Suburban Cable T.V. Co.......   (*10.22)
 10.17   Stock Purchase Agreement, date as of September 30,
          1997, by and between ATSI, OPM-USA-INC., a Florida
          corporation ("OPM"), and the Stockholders of OPM.
          (Schedules and Exhibits omitted)....................   (*10.24)
 10.18   Asset Purchase Agreement, dated as of October 4,
          1997, by and between ATSI and Tucson Communications
          Company, L.P., a California limited partnership.
          (Schedules and Exhibits omitted)....................   (*10.25)
 10.19   American Tower Systems Corporation 1997 Stock Option
          Plan, dated as of November 5, 1997, as amended and
          restated on April 28, 1998..........................   (+10.26)
 10.20   American Tower Systems Corporation Stock Purchase
          Agreement, dated as of January 8, 1998, by and among
          ATS and the Purchasers..............................   (*10.27)
 10.21   Employment Agreement, dated as of January 22, 1988,
          by and between ATSI and J. Michael Gearon, Jr.......   (*10.28)
 10.22   Letter of Agreement, dated as of April 13, 1998, by
          and between ATC and Douglas Wiest...................   (+++10.22)
 10.23   ARS-ATS Separation Agreement, dated as of June 4,
          1998 by and among American Radio Systems
          Corporation, a Delaware Corporation ("ARS"), ATS,
          and CBS Corporation.................................   (++10.30)
 10.24   Registration Rights Agreement, dated as of January
          22, 1998, by and among ATC and each of the Parties     Incorporated
          named therein.......................................   by reference
                                                                 to Exhibit
                                                                 10.3 from the
                                                                 Company's
                                                                 Quarterly
                                                                 Report on Form
                                                                 10-Q (File No.
                                                                 001-14194)
                                                                 dated August
                                                                 14, 1998
                                                                 Filed herewith
             Amendment to Registration Rights Agreement, dated   as Exhibit
 10.24A  February 4, 1999.....................................   10.24A
 10.25   Stock Purchase Agreement, dated as of February 4,       Filed herewith
          1999, by and among ATC and Credit Suisse First         as Exhibit
          Boston Corporation..................................   10.25
 10.26   Registration Rights Agreement, dated as of February     Filed herewith
          4, 1999, by and among ATC and Credit Suisse First      as Exhibit
          Boston Corporation..................................   10.26
 21      Subsidiaries of ATC..................................   (+++21)

 Exhibit                                                        Exhibit  File
   No.                  Description of Document                      No.
 -------                -----------------------                 --------------
 23.0    Consent of Sullivan & Worcester LLP..................  Contained in
                                                                the opinion of
                                                                Sullivan &
                                                                Worcester LLP
                                                                filed herewith
                                                                as part of
                                                                Exhibit 5 (+)
 23.1    Independent Auditors' Consent--Deloitte & Touche       Exhibit 23.1
          LLP.................................................  (+)
 23.2    Consent of Pressman Ciocca Smith LLP.................  Exhibit
                                                                23.2 (+)
 23.3    Consent of Rooney, Ida, Nolt & Ahern.................  Exhibit 23.3
                                                                (+)
 23.4    Consent of Ernst & Young LLP.........................  Exhibit
                                                                23.4 (+)
 23.5    Consent of KPMG LLP .................................  Exhibit
                                                                23.5 (+)
 23.6    Consent of Bill Mitts, Inc...........................  Exhibit
                                                                23.6 (+)
 23.7    Consent of Arthur Andersen LLP.......................  Exhibit
                                                                23.7 (+)
 23.8    Consent of Gollob, Morgan, Peddy & Co., P.C..........  Exhibit
                                                                23.8 (+)
 23.9    Consent of KPMG LLP..................................  Exhibit
                                                                23.9 (+)
 23.10   Consent of Ernst & Young LLP.........................  Exhibit
                                                                23.10 (+)
 23.11   Consent of KPMG LLP..................................  Exhibit
                                                                23.11 (+)
 24      Power of Attorney....................................  Filed as page
                                                                II-7 of the
                                                                Registration
                                                                Statement (+)
 99.1    Consent of Director Nominee, Jack D. Furst...........  Exhibit
                                                                99.1 (+)
 99.2    Consent of Director Nominee, Dean H. Eisner..........  Exhibit
                                                                99.2 (+)
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